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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                 ____________

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):  June 12, 1997


                              Discreet Logic Inc.
                              -------------------
            (Exact name of Registrant as specified in its charter)




         Quebec                           0-26100               98-0150790
 ---------------------------            -----------         ------------------
(State or other jurisdiction            (Commission         (IRS Employer
       of Incorporation)                File Number)        Identification No.)

5505 Boulevard St. Laurent, Suite 5200
     Montreal, Quebec, Canada                                H2T 1S6
------------------------------------------                  ---------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:  (514) 272-0525
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Item 2.    Acquisition or Disposition of Assets

     Discreet Logic Inc. ("Discreet"), through its wholly-owned subsidiary 3380491 Canada Inc. ("Acquisition Sub"), acquired substantially all of the assets (the "Assets") and assumed certain liabilities (the "Assumed Liabilities") of Denim Software L.L.C., a Delaware limited liability company ("Denim") pursuant to the terms of an Asset Purchase Agreement dated as of June 12, 1997 among Acquisition Sub, Denim Software L.L.C., Sam Khulusi, Frank Khulusi, Westco Denim Investments Group, Ltd., a California limited partnership, and Frank Khulusi Family Limited Partnership, a California limited partnership.

     The purchased assets consist primarily of Denim software products, including Illuminaire Paint Source Code Version 1.0 and Version 1.1, Illuminaire Composition Source Code Version 1.0 and Illuminaire Studio Version 1.0 and related know-how and good will.

     The aggregate purchase price for the assets was comprised of (i) $9,125,611 in cash, (ii) the assumption of certain enumerated liabilities in an amount equal to no more than $2,209,250 in the aggregate, and (iii) the assumption of certain on-going obligations under certain existing contracts of Denim. The $9,125,611 cash consideration and $655,356 with respect to certain liabilities, were paid at the closing. The cash used by Discreet to fund the acquisition was derived primarily from cash flow from operations. The transaction will be accounted for using the purchase method. Discreet expects to incur a one-time charge in the range of $9 million to $10 million (approximately $0.32 to $0.36 per share) for in-process research and development, purchased and expensed in its fourth fiscal quarter ending June 30, 1997.

     The terms of the transaction and the consideration received by Denim were the result of arms'-length negotiations between the representatives of Discreet and Denim. The terms of the transaction are more fully described in the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Report and is incorporated herein by reference.

     The acquisition of Denim is part of Discreet's new multi-platform software initiative which includes the formation of two new product development groups:
Discreet Logic Systems Group and the Discreet Logic Software Group. The new product organization is part of Discreet's strategy to develop a comprehensive business model of selling software across Apple(R) Macintosh(R), Microsoft(R) Windows NT(TM) and UNIX platforms, in addition to its existing fully integrated real-time turnkey systems solutions.

Certain Factors that May Affect Future Results

     Information provided by Discreet from time to time, including statements in this Form 8-K which are not historical facts, constitute forward looking statements that involve risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the releases of the Securities and Exchange Commission. Actual results of operations in connection with the acquisition of the Assets may vary significantly based on a number of factors, including the integration of the Denim software
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products into Discreet's product line, market acceptance of the Denim software products, successful penetration of new markets for institutional customers and professional consumers, the impact of the acquisition on the Company's current business, the timely development and acceptance of new products, the impact of competitive products and pricing, the timely development and release of products by strategic suppliers, and other risks discussed from time to time in Discreet's other filings with the Securities and Exchange Commission.


Item 7.    Financial Statements and Exhibits (c) Exhibits


                                 Exhibit Index
                                 -------------


        Exhibit No.                              Description
        -----------                              -----------


            2.1 Asset Purchase Agreement dated as of June 12, 1997 among 3380491 Canada Inc., Denim Software L.L.C., Sam Khulusi, Frank Khulusi, Westco Denim Investments Group, Ltd., a California limited partnership, and Frank Khulusi Family Limited Partnership, a California limited partnership

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DISCREET LOGIC INC.
June 27, 1997

                                    By:  /s/ Francois Plamondon
                                         ----------------------
                                         Francois Plamondon
                                         Senior Vice President,
                                         Chief Financial Officer, Treasurer and
                                         Secretary
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                                 Exhibit Index
                                 -------------



        Exhibit No.                              Description
        -----------                              ------------


           2.1 Asset Purchase Agreement dated as of June 12, 1997 among 3380491 Canada Inc., Denim Software L.L.C., Sam Khulusi, Frank Khulusi, Westco Denim Investments Group, Ltd., a California limited partnership, and Frank Khulusi Family Limited Partnership, a California limited partnership